
<ARTICLE> 5
<LEGEND> The schedule contains summary financial information extracted from Dean Witter Cornerstone II and is qualified in its entirety
by reference to such financial instruments.
<CIK>  0000736999
<NAME> DEAN WITTER CORNERSTONE FUND II

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                      32,888,016
<SECURITIES>                                         0
<RECEIVABLES>                                  181,233
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              34,799,953<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,799,953<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            10,390,008<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,322,935
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              8,067,073
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,067,073
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,067,073
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,730.704.
<F2>Liabilities include redemptions payable of $621,102, accrued incentive fees of $486,794, accrued management fees of $115,113, and common administrative expenses payable of $91,132.
<F3>Total revenue includes realized trading revenue of $12,177,479, net change in unrealized of ($2,585,376) and interest income of $797,905.


